PROMISSORY NOTE

AMOUNT

                 Up to US$300,000

ISSUANCE DATE

         August 26, 2009

MATURITY DATE

         August 26, 2010

         FOR VALUE RECEIVED, Portlogic Systems Inc. (“Borrower”), a Nevada corporation, having an address of 100 King Street West, Suite 5700, Toronto, Ontario, M5X 1K7, Canada, hereby promises to pay to the order of Euro Americas Securities S.A., (“Lender”), located at: Edificio Sucre, Calle 48 E. Bella Vista, 0816-01832, Panamá 5, Panamá, the sum drawn up to three hundred thousand U.S. Dollars (US$300,000), together with interest on the unpaid principal amount, upon the terms and conditions specified below.

         1.    ADVANCES. At any time during the term of this Note, Borrower may, at its sole option, draw down amounts up to an aggregate of US$300,000 under the terms set forth herein.  The aggregate unpaid principal balance outstanding, if any, at any time during the term of this Note shall be referred to as the “Principal Amount.” Advances under this Note shall be made upon written request by Borrower to Lender in the form of a Draw Request attached as Exhibit A hereto.  Draw Requests shall be sent to Lender at the address set forth above.  All Draw Requests submitted by Borrower shall be funded within 10 days from the date Lender receives the Draw Request (each a “Draw Date”).

         2.     TERM. The Principal Amount shall be due and payable on demand by the Lender, but in no event shall the Principal Amount and all interest accrued be paid later than August 26, 2010 (the “Maturity Date”).

         3.     RATE OF INTEREST. Interest payable on the Principal Amount shall accrue at a fixed rate equal to the prime interest rate plus 2%. Interest shall be calculated at the end of each month based on the outstanding Principal Amount at the end of that month on the basis of a 365 day year. Outstanding interest is due at the time the Principal Amount is due as set forth in this Note.  Interest shall only accrue on sums advanced and received by Borrower under this Note.

         4.     PREPAYMENT. Prepayment of the Principal Amount and interest may be made at any time, in any amount, without penalty.

         5.     NOTE DUE AND PAYABLE. The entire unpaid Principal Amount and accrued interest under this Note shall become immediately due and payable upon the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of any bankruptcy, insolvency, company creditors’ arrangement, similar statute, or any other statute applicable to the relief of debtors, of the United States,

Canada, or any other jurisdiction, and the continuation of such petition without dismissal for a period of 90 days or more.

         6.     WAIVER. No previous waiver and no failure or delay by the Lender or the Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver or modification of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Lender and shall be limited to the express terms of such waiver.

         The Borrower hereby expressly waives presentment and demand for payment on the Maturity Date.

         7.     CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to any advances evidenced by this Note, the terms of this Note shall prevail.

         8.     GOVERNING LAW. This Note shall be construed in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein, and the parties stipulate to the personal jurisdiction of the courts of the Province of Ontario.

[The remainder of this page is intentionally left blank; Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Promissory Note as of the 26th day of August, 2009.

Borrower:

PORTLOGIC SYSTEMS INC.

Authorized signature:

/s/ Jueane Thiessen

                                                Jueane Thiessen

Chief Principal Officer

EXHIBIT A

DRAW REQUEST

Portlogic Systems Inc. (“Borrower”) requests that Euro Americas Securities S.A. (“Lender”) advance        $ ________________ under the Promissory Note, dated August 26, 2009.  Advances should be made as follows:

[insert wire instructions or other instructions for payment]

Dated:  ___________

Portlogic Systems Inc.

By: ________________

Its: ________________